Exhibit 10.4

FORMATION LOAN

PROMISSORY NOTE

Up to a Maximum of $6,750,000	Effective as of , 2005 San Francisco, California

For value received, and in connection with an offering (the “Offering”) of up to $100,000,000 in units of limited partnership in Redwood Mortgage Investors VIII, a California limited partnership (the “Holder”), Redwood Mortgage Corp., a California corporation (the “Borrower”) promises to pay to Holder up to the principal sum of NINE MILLION DOLLARS and No/100ths ($9,000,000), or so much thereof as shall have been advanced by Holder to Borrower (the “Principal Amount”) under this promissory note (this “Note”) on or before the termination date of the Offering (the “Termination Date”). This Note shall be effective as of             , 2005, the effective date of the Offering, and does not supersede, replace, amend or modify any other notes made by the Borrower in favor of the Holder or other obligations of the Borrower to the Holder. Prior to the Termination Date, and upon Borrower’s written request to Holder, Holder agrees to make advances of up to the Principal Amount (the “Advances”) to Borrower so long as no Event of Default (as defined below) has occurred under this Note. Holder acknowledges and agrees that all Advances under this Note shall memorialized on a written addendum hereto, as supplemented from time to time, with each Advance memorialized on the addendum being initialed by the Borrower when and as made. The Principal Amount, or any portion thereof that is advanced under this Note, shall not accrue any interest.

1. The Principal Amount advanced to Borrower hereunder shall be used by Borrower for the sole and exclusive purpose of paying selling commissions owed by Borrower in connection with the offer and sale of units of limited partnership interests in the Holder, and all amount payable in connection with unsolicited orders for units received by Borrower, all in accordance with Section 10.9 of the Sixth Amended and Restated Limited Partnership Agreement of the Holder, dated                      (the “Partnership Agreement”).

2. All payments of the Principal Amount (or such portion thereof that has been advanced to Borrower under this Note) shall be in lawful money of the United States of America and shall be paid to Holder at its principal office located at 900 Veterans Blvd., Suite 500, Redwood City, California 94063. Prior to the Termination Date, all payments of the Principal Amount owing hereunder shall be paid in annual installments equal to 1/10 of the Principal Amount outstanding as of December 31 of each year, reduced by the amount of any withdrawal penalties received by the Holder in accordance with Section 8.1 of the Partnership Agreement due to the early withdrawal of investors from the Holder. Each payment of the Principal Amount prior to the Termination Date shall be made on or before December 31 of the following year. Upon the Termination Date, the Principal Amount outstanding shall be amortized over ten years, with payments being made on or before December 31 of each year in equal annual installments of 1/10 of the Principal Amount outstanding as of the Termination Date, reduced by the amount of any withdrawal penalties received by the Holder in accordance with Section 8.1 of the Partnership Agreement due to the early withdrawal of investors from the Holder. Each payment of the Principal Amount after the Termination Date shall be made on or before December 31 of the following year. Any balance owing under this Note shall be due and payable on or before December 31 of the year immediately following the ten year anniversary of the Termination Date (the “Maturity Date”). The Borrower may prepay all or any part of the Principal Amount owing under this Note at any time without any penalty or interest.

3. The Borrower agrees to pay on demand all reasonable, actual costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), of the Holder in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note and all related agreements and the other certificates or documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Note. The obligations of the Borrower under this Section 3 shall survive the termination of this Note and the repayment of the Principal Amount.

4. This Note shall be unsecured.

5. The Borrower hereby waives demand, notice, presentment, protest and notice of dishonor.

6. Any of the following shall constitute an “Event of Default” under this Note, and shall give rise to the remedies provided in Section 7 below:

(a) Any failure by the Borrower to pay when due all or any portion of the Principal Amount owing under this Note;

(b) Borrower’s use of the Principal Amount for any purpose other than as permitted in Section 1, above.

(c) If the Borrower (i) admits in writing its inability to pay generally its debts as they mature, or (ii) makes a general assignment for the benefit of creditors, or (iii) is adjudicated a bankrupt or insolvent, or (iv) files a voluntary petition in bankruptcy, or (v) takes advantage, as against its creditors, of any bankruptcy law or statute of the United States of America or any state or subdivision thereof now or hereafter in effect, or (vi) has a petition or proceeding filed against it under any provision of any bankruptcy or insolvency law or statute of the United States of America or any state or subdivision thereof, which petition or proceeding is not dismissed within thirty (30) days after the date of the commencement thereof, (vii) has a receiver, liquidator, trustee, custodian, conservator, sequestrator or other such person appointed by any court to take charge of its affairs or assets or business and such appointment is not vacated or discharged within thirty (30) days thereafter, or (viii) takes any action in furtherance of any of the foregoing.

7. If any Event of Default shall occur and be continuing, Holder shall, in addition to any and all other available rights and remedies, have the right, at Holder’s option, to: (a) declare the entire unpaid principal balance of this Note and all other sums due by Borrower hereunder, without notice to Borrower, to be immediately due and payable; and (b) pursue any and all available remedies for the collection of such principal to enforce its rights as described herein; and in such case Holder may also recover all costs of suit and other expenses in connection therewith, including reasonable attorney’s fees for collection and the right to equitable relief (including, but not limited to, injunctions) to enforce Holder’s rights as set forth herein (as described herein).

8. In the event that all or any one or more of Michael R. Burwell, Gymno Corporation, a California corporation or Redwood Mortgage Corp., a California corporation (collectively, the “Initial General Partners”) are removed as general partner(s) of the Holder by the vote of a majority of limited partners of the Holder, and a successor or additional general partner(s) is thereafter designated, and if such successor or additional general partner(s) begins using any other loan brokerage firm for its placement of mortgage loans, the Borrower will be immediately released from an further obligation under the formation loan (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the number of days elapsed). In addition, if all of the Initial General Partners are removed, no successor general partners are elected, the Holder is liquidated and the Borrower is no longer receiving any payments for services rendered, the amounts owing under this Note shall be forgiven and the Borrower shall be released and held harmless from any further obligation under this Note.

9. The terms of this Note shall be construed in accordance with the laws of the State of California, as applied to contracts entered into by California residents within the State of California, which contracts are to be performed entirely within the State of California.

10. Any term of this Note may be amended or waived with the written consent of the Borrower and Holder. This Note may not be assigned without the prior written consent of the Borrower, which shall not be unreasonably withheld or delayed.

Redwood Mortgage Corp., a California corporation

By:
Name:
Title:

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ADVANCES AND PAYMENT OF PRINCIPAL*

Date By	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Amount	Notation Made

*	Continue on separate sheet if necessary

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